Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS EXPECTS PERSISTENT, INCLEMENT WEATHER

TO AFFECT FISCAL 2015 RESULTS

HILLIARD, Ohio – (March 3, 2015) – Advanced Drainage Systems, Inc. (“ADS”) (NYSE: WMS), a leading global manufacturer of water management products and solutions for commercial, residential, infrastructure and agricultural applications, today announced that the unexpected and prolonged inclement weather conditions are having an adverse impact on results specifically in the last half of February and early March. This has caused a temporary standstill in construction projects in both northern and some southern geographies. These continuing conditions were not anticipated and are out of the Company’s control. As a result, the Company’s actual results in full fiscal year 2015 may not meet the Company’s previously issued guidance.

Joe Chlapaty, Chairman and CEO commented: “Fundamentally, our business remains strong and we continue to gain market share from traditional materials and take advantage of recovery in our end markets. However, the recent weather conditions have delayed construction starts or completion across several of our geographies. As weather conditions improve, we expect to see revenue normalize, though the timing of this is out of our control. Further, the sales that are deferred and not captured during the fourth quarter are expected to resume in the first fiscal quarter 2016, when weather conditions are anticipated to improve.”

The Company previously forecasted net sales for fiscal year 2015 to be in the range of $1.185 billion to $1.2 billion, and adjusted EBITDA to be in the range of $156 to $160 million.

About Advanced Drainage Systems, Inc.

Advanced Drainage Systems (ADS) is the leading manufacturer of high performance thermoplastic corrugated pipe, providing a comprehensive suite of water management products and superior drainage solutions for use in the construction and infrastructure marketplace. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, agriculture and infrastructure applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, its overall product breadth and scale and its manufacturing excellence. Founded in 1966, the Company operates a global network of 61 manufacturing plants and 29 distribution centers.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not historical facts but rather are based on the Company’s current expectations,

ADVANCED DRAINAGE SYSTEMS, INC. 4640 TRUEMAN BOULEVARD, HILLIARD, OH 43026 TEL: 614 / 658-0050 800 / 733-7473

HTTP://WWW.ADS-PIPE.COM

estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness; our ability to meet future capital requirements and fund our liquidity needs; and the other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Michael Higgins

614-658-0050

mike.higgins@ads-pipe.com

ADVANCED DRAINAGE SYSTEMS, INC. 4640 TRUEMAN BOULEVARD, HILLIARD, OH 43026 TEL: 614 / 658-0050 800 / 733-7473

HTTP://WWW.ADS-PIPE.COM